EXHIBIT 16.1



                      TAIYO AUDIT CORPORATION LETTERHEAD


February 14, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

Re: Fountain Colony Ventures, Inc.

We have read Item 4 of Fountain Colony Ventures, Inc.'s Amendment No. 1 to Form 8-K dated January 31, 2001 and are in agreement with the statements contained therein so far as those statements pertain to the accounting firm of Taiyo Audit Corporation.

Yours very truly,

/s/ Taiyo Audit Corporation

Taiyo Audit Corporation